IPSA INTERNATIONAL, INC. AND SUBSIDIARIES

Phoenix, Arizona

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2014 and 2013

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
TABLE OF CONTENTS
December 31, 2014 and 2013

Report of Independent Registered Public Accounting Firm                                                   1

Financial Statements
Consolidated Balance Sheets                                                                                                    2-3
Consolidated Statements of Income and Comprehensive Income (Loss)                          4
Consolidated Statements of Changes in Stockholders’ Equity                                           5
Consolidated Statements of Cash Flows                                                                                 6
Notes to Consolidated Financial Statements                                                                          7-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
IPSA International, Inc. and Subsidiaries
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of IPSA International, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended.  The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina
April 14, 2015

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2014 and 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash	$1,784,896	$844,426
Accounts receivable	1,799,449	2,763,037
Factored receivables	4,072,341	6,845,284
Receivable from related party	-	30,831
Prepaid expenses	249,551	113,310
Deferred income taxes	341,311	-
Other current assets	6,927	78,840

TOTAL CURRENT ASSETS	8,254,475	10,675,728

PROPERTY AND EQUIPMENT, net	20,364	19,146

NOTE RECEIVABLE FROM STOCKHOLDER	1,074	558,986

DEFERRED INCOME TAXES	204,845	-

OTHER ASSETS	53,559	102,076

TOTAL ASSETS	$8,534,317	$11,355,936

See notes to consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2014 and 2013

	2014	2013
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Factored receivables obligation	$2,906,297	$5,349,781
Accounts payable	1,087,399	1,458,090
Accrued expenses	2,240,416	1,772,728
Income taxes payable	357,052	174,057
Deferred income taxes	-	21,629
Dividends payable	1,100,000	500,000

TOTAL CURRENT LIABILITIES	7,691,164	9,276,285

DEFERRED INCOME TAXES	-	145,039

TOTAL LIABILITIES	7,691,164	9,421,324

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock - series A, $.001 par value; 1,000,000 shares authorized; 70,000 shares issued and outstanding	70	70
Common stock - series B, $.001 par value; 1,000,000,000 shares authorized; 7,585,000 shares issued and outstanding	7,585	7,585
Additional paid-in capital	435,800	435,800
Retained earnings	648,140	1,761,876
Accumulated other comprehensive loss	(248,442)	(270,719)

TOTAL STOCKHOLDERS' EQUITY	843,153	1,934,612

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,534,317	$11,355,936

See notes to consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2014 and 2013

	2014	2013
REVENUES, NET	$41,278,966	$33,098,691

COST OF REVENUE	31,319,576	24,510,136

GROSS PROFIT	9,959,390	8,588,555

OPERATING EXPENSES	8,286,583	6,593,207

INCOME FROM OPERATIONS	1,672,807	1,995,348

OTHER INCOME (EXPENSE)
Interest income	17,530	21,423
Interest expense	(978,624)	(97,053)
Other expense	(688,679)	(35,987)

TOTAL OTHER EXPENSE, NET	(1,649,773)	(111,617)

INCOME BEFORE INCOME TAXES	23,034	1,883,731

INCOME TAX PROVISION	36,770	1,020,198

NET INCOME (LOSS)	(13,736)	863,533

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency translation gain (loss)	22,277	(73,409)

COMPREHENSIVE INCOME	$8,541	$790,124

See notes to consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2014 and 2013

					Accumulated
	Common Stock	Common Stock	Additional Paid-in	Retained	Other Comprehensive
	Series A	Series B	Capital	Earnings	Loss	Total

Balance, December 31, 2012	$70	$7,585	$435,800	$1,398,343	$(197,310)	$1,644,488

Foreign currency translation
adjustment	-	-	-	-	(73,409)	(73,409)

Dividends	-	-	-	(500,000)	-	(500,000)

Net income	-	-	-	863,533	-	863,533

Balance, December 31, 2013	$70	$7,585	$435,800	$1,761,876	$(270,719)	$1,934,612

Foreign currency translation
adjustment	-	-	-	-	22,277	22,277

Dividends	-	-	-	(1,100,000)	-	(1,100,000)

Net loss	-	-	-	(13,736)	-	(13,736)

Balance, December 31, 2014	$70	$7,585	$435,800	$648,140	$(248,442)	$843,153

See notes to consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(13,736)	$863,533
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation expense	16,543	22,013
Deferred income taxes	(712,824)	(47,164)
Forgiveness of note receivable from stockholder	670,000	-
(Increase) decrease in:
Accounts receivable	963,588	(1,678,215)
Factored receivables	2,772,943	(5,971,399)
Prepaid expenses and other current assets	(64,326)	(68,560)
Other assets	48,515	(14,794)
Increase (decrease) in:
Accounts payable	(370,691)	680,108
Accrued expenses	467,688	1,146,465
Income taxes payable	182,995	(866,579)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,960,695	(5,934,592)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(12,511)	(13,822)
Gain on sale of property and equipment	(5,250)	(7,039)
Decrease (increase) in receivable from related party	30,831	(92,298)
Payments received on receivable from related party	-	89,855
Increase in note receivable from stockholder	(112,088)	(6,923)
NET CASH USED IN INVESTING ACTIVITIES	(99,018)	(30,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from accounts receivable factoring	(2,443,484)	5,349,781
Payment of dividends	(500,000)	-
Proceeds from note payable from related party	1,500,000	-
Payments on note payable from related party	(1,500,000)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,943,484)	5,349,781

EXCHANGE GAIN (LOSS) ON FOREIGN CURRENCY	22,277	(73,409)

NET INCREASE (DECREASE) IN CASH	940,470	(688,447)

CASH AT BEGINNING OF YEAR	844,426	1,532,873
CASH AT END OF YEAR	$1,784,896	$844,426

See notes to consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 1                  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

Nature of Operations

IPSA International, Inc. and Subsidiaries (collectively, the "Company") provides services related to anti-money laundering protection, investigative due diligence, litigation support and anti-corruption and bribery compliance.  The Company has locations in Phoenix, New York, London, Vancouver, Dubai and Hong Kong.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of IPSA International, Inc. (“IPSA”) and its wholly owned subsidiaries IPSA International, Inc., located in Vancouver, IPSA International Holdings, LLC, located in London, IPSA International (Middle East) Limited, located in Dubai and IPSA International (Asia) Limited, located in Hong Kong.  All significant intercompany balances and transactions have been eliminated.

Cash

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less at date of acquisition to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations, due under normal trade terms, generally requiring payment within thirty days from the invoice date. No interest is charged on accounts receivable.

Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and credit to accounts receivable.  Recoveries of accounts receivable previously written off are recorded when received.  As of December 31, 2014 and 2013, there was no allowance for doubtful accounts as management believes all outstanding receivables will be collected.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 1                  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided for over the estimated useful lives of the respective assets using the straight-line method.  Maintenance and repairs are charged to expense as incurred; major renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in other income (expense).

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. There were no impairment losses taken during the years ended December 31, 2014 and 2013.

Paid Time Off Accrual

Paid Time Off (“PTO”) is earned by all full-time employees beginning on their first day of employment with the Company at a rate varying depending on their length of service.  Employees are allowed to carry over up to 15 days of PTO time at the end of each calendar year. If an employee terminates, that person receives prorated PTO up to the last date worked.

Revenue Recognition

The Company records revenue, which is primarily earned from time and materials contracts and fixed-price contracts, in the consolidated financial statements net of discounts and reimbursable expenses.  Discounts provided to customers and reimbursable expenses are recognized as a reduction in sales as services are performed.  Revenue from time and materials hour contracts is recognized on the basis of direct labor hours incurred, at negotiated contract billing rates, plus reimbursable costs incurred. Revenue from fixed-price contracts is deferred until the completion of the contract, along with expenses incurred on those contracts.

Fees From Factoring Arrangement

Fees charged from the Company’s factoring arrangement for accounts receivable sold with full recourse included an administrative fee that is incurred upon funding of the factored invoices to the Company and a closing fee that is incurred when payment of the original accounts receivable amount is paid to the factoring company. Administrative and closing fees from the factoring arrangement are included in interest expense in the consolidated financial statements.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 1                  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income taxes are recognized for the tax consequences of differences between the basis of assets and liabilities for consolidated financial statement and income tax purposes.  The differences relate principally to the treatment of depreciation of property and equipment, amortization of goodwill, compensation related to stock options, and the treatment of certain tax items related to the Company’s foreign subsidiaries.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has implemented the accounting guidance for uncertainty in income taxes using the provisions of the Accounting Standards Codification. Using this guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely-than-not the positions will not be sustained upon examination by the tax authorities. As of December 31, 2014 and 2013, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes penalties associated with income taxes in general and administrative expenses and interest associated with income taxes in other income (expense).  During the years ended December 31, 2014 and 2013, the Company did not incur any income tax related interest or penalties.

The Company is no longer subject to Federal income tax examinations for years before 2011. The Company is no longer subject to income tax examinations by various state taxing authorities for years before fiscal year 2010. Inquiries into corporate and provincial tax returns by the Canadian tax jurisdictions may be made within three years of receipt of the tax return. Inquiries into tax returns by the Hong Kong tax authority can generally be made within seven years of receipt of the tax return. Inquiries into corporate tax returns by the United Kingdom tax jurisdiction may be made within twelve months of receipt of the tax return.  As the Company has no official operations in Dubai, no filing of tax returns has occurred within this country as of December 31, 2014 and 2013.

Stock-Based Compensation

The Company accounts for stock-based compensation based on the fair value method.  For employee stock options issued under the Company’s stock-based compensation plan, the fair value of each option grant is estimated on the date of the grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards according to the vesting schedule of the award (Note 6).

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 1                  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The functional currencies of the Company’s foreign operations are the local currencies.  The consolidated financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  Income statement amounts have been translated using the average exchange rate for the year.  Accumulated net translation adjustments have been reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income (loss).  Foreign currency translation adjustments resulted in a gain of $22,277 for the year ended December 31, 2014, and a loss of $73,409 for the year ended December 31, 2013.

Advertising Costs

The Company's policy is to expense all advertising costs as incurred.  Advertising expense amounted to $27,754 and $17,078 for the years ended December 31, 2014 and 2013, respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 2                      CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains its cash in bank accounts, which at times, may exceed federally insured limits. As of December 31, 2014, the Company had approximately $860,000 in a bank account with a large U.S. bank.  This balance exceeded the federal insurance amount of $250,000.  The Company had no uninsured balances as of December 31, 2013, related to bank accounts covered by United States federal insurance.  The Company also held approximately $1,079,000 and $863,000 in cash with foreign banks at December 31, 2014 and 2013, respectively. These amounts held in foreign banks are not covered by United States federal insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash balances.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 2                      CONCENTRATIONS OF CREDIT RISK (Continued)

Three customers accounted for approximately 79% and 92% of the Company’s net sales for the years ended December 31, 2014 and 2013, respectively and approximately 93% and 95% of accounts receivable and factored receivables at December 31, 2014 and 2013, respectively.  The Company limits its credit risk in accounts receivable by performing ongoing credit evaluations of its customers’ financial conditions.

NOTE 3                      RECEIVABLES SOLD WITH RECOURSE

The Company sold accounts receivable with full recourse to Advance Payroll Funding Ltd. (“Advance”). Advance retains portions of the proceeds from the receivable sales as reserves, which are released to the Company as the receivables are collected.  Proceeds from sales of such receivables, net of amounts held in reserves, during the years ended December 31, 2014 and 2013, totaled approximately $24,385,485 and $26,111,527, respectively. The outstanding balance of full recourse receivables at December 31, 2014 and December 31, 2013 was $4,072,341 and $6,845,284, respectively. These amounts, less amounts held in reserves by the financial institution of $1,166,044 and $1,495,503 at December 31, 2014 and 2013, respectively, are presented as factored receivables obligation on the accompanying consolidated balance sheets.  In the event of default, the Company is required to repurchase the entire balance of the full recourse receivables and is subject to fees.  There are no limits on the amount of accounts receivable factoring available to the Company under the factoring agreement.  The agreement with Advance is effective through January 10, 2016, with 24 month renewal intervals thereafter.  The Company may only terminate the agreement as of the end of the next maturing term, or may provide at least sixty days written notice for an early termination of the agreement.  In the event of early termination, the Company would be subject to an early termination fee calculated as the average monthly base fees earned by Advance for the three months having the highest total base fees throughout the previous twelve months, multiplied by the number of months (or portions thereof) between the early termination date and the end of the current term.

NOTE 4                      NOTES RECEIVABLE – RELATED PARTIES

At December 31, 2013, an unsecured receivable in the amount of $30,831 was due from a related company due to common ownership.  There are no specific terms for repayment and the note bears no interest.  The Company received the full amount of this receivable during 2014 and no balance remained at December 31, 2014.

At December 31, 2013, an unsecured note receivable in the amount of $558,986 was due from a stockholder of the Company.  The note bears interest at 3.5% per annum, and the principal and accrued interest was originally due on December 31, 2017.  During 2014, the outstanding amount of notes receivable from a stockholder were forgiven in the amount of $670,000 and this amount was recorded as a non-cash debt forgiveness expense and is included in other expense in the consolidated statement of income and comprehensive income (loss) for the year ended December 31, 2014.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 4                      NOTES RECEIVABLE – RELATED PARTIES (Continued)

On February 19, 2014, the Company executed a new agreement with the stockholder.  The new agreement allowed the Company to borrow up to $1,500,000 from the stockholder.  The principal sum of the note accrued interest at 18% per annum and was paid monthly.  The principal balance and any unpaid interest was paid in full in October 2014.  Total interest paid on this note was $180,000 for the year ended December 31, 2014.

NOTE 5                      PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

			Estimated
	2014	2013	Useful Life

Furniture and fixtures	$18,229	$25,118	3 years
Computer equipment	88,118	136,005	3 years
	106,347	161,123

Accumulated depreciation	(85,983)	(141,977)

	$20,364	$19,146

Depreciation expense for the years ended December 31, 2014 and 2013, was $16,543 and $22,013, respectively.

NOTE 6                      STOCKHOLDERS’ EQUITY

Common Stock

The Company has issued two classes of common stock.  The two classes of common stock have equal rights, preferences, privileges and restrictions, except that series A common stockholders have one vote per share and series B common stockholders have no voting rights.

Stock Options

In connection with services rendered, during the year ended December 31, 2010, the Company granted an employee common stock options (“options”) to purchase 75,000 shares of the Company’s stock at an exercise price of $.20 per share. The options vested in installments through September 1, 2012 and were exercisable up to 11 years from the grant date. Management reserved a pool of shares to be issued when the options were exercised.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 6                      STOCKHOLDERS’ EQUITY (Continued)

The fair value of the option was estimated on the date of grant using a Black-Scholes valuation model.  Because the Company’s stock is privately held, it is not possible to determine the Company’s own share price volatility. Accordingly, the Company uses the historical share price volatility of publicly traded companies who are in a similar industry and are similar in size to the Company as a surrogate for the expected volatility of the Company’s stock.  Using the Black-Scholes valuation model, management has determined that the options issued had a fair value of $.51 per share at the grant date.

The assumptions used in calculating the fair value of the options were as follows:

Risk-free interest rate	1.79%
Expected dividend yield	0%
Expected volatility	34%
Expected life in years	8 years

A summary of stock option activity for the years ended December 31, 2014 and 2013 is as follows:

		Weighted Average
	Options	Exercise Price
Options outstanding, January 1, 2013	75,000	$0.20
Granted, exercised and expired	-	-

Options outstanding, December 31, 2013	75,000	$0.20
Granted, exercised, expired and cancelled	(75,000)	$0.20

Options outstanding, December 31, 2014	-	$-

There were no options outstanding at December 31, 2014.  The options outstanding as of December 31, 2013, had a remaining contractual term of six years.  As of December 31, 2013, options for 75,000 shares at a weighted average exercise price of $.20 were vested and exercisable. These options had a weighted average remaining contractual term of eight years, and the aggregate intrinsic value of options outstanding and exercisable at December 31, 2013 was approximately $36,000.  Related compensation costs have been fully recognized in prior years since the options were fully vested during those periods and there was no compensation cost recognized during the years ended December 31, 2014 and 2013.  The options outstanding at December 31, 2013 were cancelled in December 2014.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 7                      INCOME TAXES

Income taxes reported in the statement of income for the years ended December 31, 2014 and 2013 are comprised of the following:

	2014	2013
Current:
Federal	$-	$445,639
State	265,834	261,655
Foreign	483,760	364,851
Total current	749,594	1,072,145

Deferred:
Federal	(463,199)	(44,249)
State	(245,050)	(10,634)
Foreign	(4,575)	2,936
Total deferred	(712,824)	(51,947)

Income tax provision	$36,770	$1,020,198

Income taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

	2014	2014 Rate	2013	2013 Rate
U.S. federal taxes at statutory rates	$7,832	34.00%	$640,469	34.00%
State taxes, net of federal benefit	13,717	59.55%	165,674	8.79%
Permanent differences	15,655	67.96%	97,806	5.19%
Taxes related to foreign operations	11,579	50.27%	93,157	4.95%
Others	(12,013)	-52.14%	23,092	1.23%
	$36,770	159.63%	$1,020,198	54.16%

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 7                      INCOME TAXES (Continued)

The following are the components of the Company’s net deferred taxes for federal and state income taxes as of December 31, 2014 and 2013:

	2014	2013
Current:
Section 481(a) adjustment	$-	$(21,629)
Bad debt	21,863	-
Accrued bonus	319,448	-
Total current deferred tax asset (liability)	341,311	(21,629)

Non-current:
Foreign Net Operating Loss	8,820	-
Depreciation differences related to property and equipment	(4,009)	(1,895)
Foreign eligible capital deduction	56,421	59,846
Foreign tax credit carryover	157,992	-
Future foreign tax credits available for foreign earnings	293,439
Repatriated earnings of foreign subsidiaries	(354,361)	(202,990)
Transaction costs	46,543	-
Total long-term deferred tax asset (liability)	204,845	(145,039)

Net Deferred Tax Assets/(Liabilities)	$546,156	$(166,668)

NOTE 8                      COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under non-cancellable operating leases. The leases require aggregate minimum monthly rental payments of approximately $43,500 and expire through August 2018. The Company is also responsible under certain leases for the payment of property taxes, insurance and maintenance.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 8                      COMMITMENTS AND CONTINGENCIES (Continued)

Approximate future minimum lease payments relating to the above operating leases are as follows:

Years Ending December 31,	Third Parties	Related Party
2015	$248,529	$204,036
2016	102,483	204,036
2017	24,161	204,036
2018	-	131,088
2019	-	-
	$375,173	$743,196

For the year ended December 31, 2014, expense charged to operations for the rental of office facilities amounted to $542,133, of which $259,335 was paid to a related party.  For the year ended December 31, 2013, expense charged to operations for the rental of office facilities amounted to $441,208, of which $177,380 was paid to a related party.

Legal Proceedings

The Company is involved in legal disputes that may arise from time to time under the normal course of business.  Currently, the Company is a defendant in a case with the Office of Foreign Assets Control of the US Department of the Treasury for potential improper payroll payments to an individual in a foreign country. The potential liability that the Company could face if there is a negative outcome in the lawsuit ranges between $125,000 and $320,000. In the opinion of management, the resolution of this matter is not probable and if successful will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

NOTE 9                      RETIREMENT PLAN

The Company sponsors a defined contribution plan, which covers substantially all employees.  The Company may elect to make discretionary matching contributions. There were no Company matching contributions for the years ended December 31, 2014 and 2013.

IPSA INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2014 and 2013

NOTE 10                      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Non-cash investing and financing activities incurred during the year include dividends declared and not paid as of December 31, 2014 and 2013 in the amount of $1,100,000 and $500,000, respectively.

Cash paid for interest and taxes for the year ended December 31, 2014 was approximately $979,000 and $566,000, respectively.  Cash paid for interest and taxes for the year ended December 31, 2013 was approximately $97,000 and $1,890,000, respectively.

NOTE 11                      SUBSEQUENT EVENTS

Subsequent to December 31, 2014, the Company entered into a Letter of Intent to be acquired by an unrelated party. The transaction was completed in February 2015.